                         FOR IMMEDIATE RELEASE

MERRIMAN CURHAN FORD REPORTS FISCAL YEAR 2009 AND FOURTH QUARTER RESULTS

SAN FRANCISCO – March 18, 2010 – Merriman Curhan Ford Group, Inc. (NASDAQ: MERR) today released results for 2009.

2009 Financial Highlights

-
Total 2009 revenue was $49.3 million, an increase of 35% over 2008, a result of the company’s improved principal transactions and Institutional Cash Distributors (“ICD”) division whose assets were sold in 2009.

-	Total 2009 revenue on a non-GAAP, pro-forma basis, which excludes ICD results, whose assets were sold in 2009, unrealized gains and losses, was $22.8 million, a 35% decrease from 2008:

-	Investment banking revenue was $7.2 million, a 37% decrease from 2008;

-	Commission revenue on a pro-forma basis was $12.4 million, a 45% decrease from 2008; and

-
Principal transaction revenue on a pro-forma basis had a gain of $1.3 million, a 74% improvement over 2008, comprised primarily of realized gains in the firm’s warrant positions and proprietary account.

-	Loss from continuing operations for the year was $5.4 million, or $0.42 per diluted share, compared to a loss from continuing operations of $24.5 million for 2008, or $1.95 per diluted share.

-	Net loss attributable to common shareholders was $0.84 for 2009, due primarily to the dividends to preferred shareholders.

-	Financial condition:

-	Total assets were $16.1 million at the end of 2009, compared with $18.9 million at December 31, 2008; and

-	Cash and marketable securities were $10.4 million at the end of 2009.

In 2009, Merriman Curhan Ford introduced non-GAAP pro-forma operating measures which exclude the effects of its former division, ICD, the unrealized gain or loss on its portfolio of securities, and the non-operating legal and settlement expenses.  Management uses these non-GAAP measures, in addition to GAAP results, to assess the performance of the company’s core business. A reconciliation of these non-GAAP measures to GAAP is attached below.

“The team fought hard and survived in 2009, despite extraordinarily difficult circumstances” said Peter Coleman, chief executive officer of Merriman’s broker/dealer. “Our $10.2 million strategic transaction that we closed in September, settlements with a selected group of litigants, and positive closure on the SEC matters, gave us an opportunity to reposition the firm by bringing in new financial industry veterans and investors to help us rebuild, while strictly managing our cost structure.  This past year, we built a foundation for future rapid revenue growth and consistent profitability.  Today, we are beginning to see solid demand from our corporate clients and institutional investors as we focus on our core offerings of researching, trading, advising and financing undiscovered, fast-growing companies. Our investment banking pipeline remains strong, and we closed 27 corporate financing and strategic advisory transactions during the year, compared to 20 transactions in 2008.”

Fourth Quarter 2009 Financial Highlights

-	Quarterly revenue was $13.5 million, representing a growth of 76% over the fourth quarter 2008.

-	Quarterly revenue on a non-GAAP, pro-forma basis (excluding ICD), was $6.6 million, a 26% increase from fourth quarter 2008:

-	Investment banking revenue was $1.8 million, a 9% decrease from fourth quarter 2008;

-	Commission revenue on a pro-forma basis was $3.6 million, a 31% decrease from fourth quarter 2008; and

-
Principal transaction revenue on a pro-forma basis had a gain of $925,000 comprised primarily of realized gains in the firm’s warrant positions and proprietary account, compared to a loss of $2.1 million in the fourth quarter 2008.

-
Income from continuing operations for the quarter was $13.6 million, or $1.07 per diluted share, compared to a loss from continuing operations of $4.3 million for the fourth quarter 2008, or $0.34 per diluted share.  Income from continuing operations in the fourth quarter 2009 was a result of the change in warrant liabilities due to the amendment of the warrants issued in connection with the company’s September 2009 strategic transaction. Excluding the change in warrant liabilities resulting from the warrant amendment, operating loss from continuing operations was $2.9 million for the quarter, a 32% improvement over the same period 2008.

Jon Merriman, co-founder and chief executive officer of Merriman Curhan Ford Group, Inc., added: “By the fourth quarter, we saw early signs of recovery in our corporate clients’ industry sectors. The financing environment for fast-growing companies remains challenging despite the impressive market rally from the 2008 lows.  I believe we won’t see a full market recovery until small businesses, which are an important growth engine of the U.S. economy, come back and the commercial lending environment normalizes.  The universe of corporate clients that need our services has expanded dramatically over the past two difficult years.  We continue to work aggressively to help our corporate clients obtain the growth capital they need and we are excited to meet that demand during these uncertain times.”

Conference Call for the 2009 Results

In conjunction with this announcement, Merriman Curhan Ford will host a discussion of the company’s 2009 results with investors and financial analysts today, Thursday, March 18, 2010, at 2 PM (PT) / 5 PM (ET).  Interested listeners and participants may access the live conference call by dialing (800) 762-8779 or may access the live web broadcast at the company’s website, www.mcfco.com. An archived version of the discussion will be available on the company’s website following the conclusion of the live conference call.

About Merriman Curhan Ford

Merriman Curhan Ford (NASDAQ: MERR) is a financial services firm focused on fast-growing companies and the institutions that invest in them. The company offers high-quality investment banking, equity research, institutional services and corporate & venture services, and specializes in five growth industry sectors: CleanTech, Consumer, Media & Internet, Health Care, Natural Resources and Technology.  For more information, please go to www.mcfco.com.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of the Company. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on March 18, 2010. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-K filed on March 18, 2010, together with this press release and the financial information contained herein, is available on our website, www.mcfco.com.  Please click on "Investor Relations."

At the Company:
Henry Tang
Chief Financial Officer
Merriman Curhan Ford & Co.
(415) 262-1353

MERRIMAN CURHAN FORD GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	2009	2008

Revenue:
Commissions	$40,180,288	$33,678,706
Principal transactions	(21,702)	(9,040,218)
Investment banking	7,236,059	11,432,454
Advisory and other	1,868,397	496,894

Total revenue	49,263,042	36,567,836

Operating expenses:
Compensation and benefits	41,733,106	36,670,457
Brokerage and clearing fees	994,312	3,042,133
Professional services	2,514,225	9,161,729
Occupancy and equipment	2,148,733	2,303,944
Communications and technology	3,364,171	3,762,954
Depreciation and amortization	477,729	705,883
Travel and entertainment	1,507,107	2,921,196
Legal services and litigation settlement expense	7,776,917	-
Other	2,326,095	4,411,128

Total operating expenses	62,842,395	62,979,424

Operating loss	(13,579,353)	(26,411,588)

Other income	2,000,000	-
Change in warrant liability	6,910,656	-
Interest income	15,658	375,949
Interest expense	(1,341,753)	(72,304)

Loss from continuing operations before income taxes	(5,994,792)	(26,107,943)

Income tax benefit	627,923	1,635,214

Loss from continuing operations	(5,366,869)	(24,472,729)

Loss from discontinued operations	(94,894)	(5,801,076)

Net loss	(5,461,763)	(30,273,805)
Preferred stock deemed dividend	$(5,066,702)	$-
Preferred stock cash dividend	$(192,100)	$-
Net loss attributable to common shareholders	$(10,720,565)	$(30,273,805)

Basic and diluted net loss per share:
Loss from continuing operations	$(0.42)	$(1.95)
Loss from discontinued operations	(0.01)	(0.46)

Net loss	$(0.43)	$(2.41)

Net loss attributable to common shareholders	$(0.84)	$(2.41)

Weighted average number of common shares:
Basic and diluted	12,693,648	12,550,872

MERRIMAN CURHAN FORD GROUP, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(unaudited)

ASSETS	2009	2008

Cash and cash equivalents	$5,656,750	$6,358,128
Securities owned:
Marketable, at fair value	4,728,940	4,622,577
Not readily marketable, at estimated fair value	272,463	366,061
Other	67,448	185,065
Restricted cash	1,072,086	1,131,182
Due from clearing broker	2,546,581	1,752,535
Accounts receivable, net	470,992	612,234
Prepaid expenses and other assets	801,946	619,759
Equipment and fixtures, net	506,535	1,260,011
Assets held for sale	-	1,958,038

Total assets	$16,123,741	$18,865,590

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Accounts payable	$346,220	$712,591
Commissions and bonus payable	4,133,924	3,182,941
Accrued expenses	2,755,831	3,637,345
Due to clearing and other brokers	7,185	28,022
Securities sold, not yet purchased	161,461	903,217
Deferred revenue	304,334	709,691
Capital lease obligation	397,958	923,683
Liabilities held for sale	-	1,052,899

Total liabilities	8,106,913	11,150,389

Stockholders’ equity:
Convertible Preferred stock, Series A–$0.0001 par value; 2,000,000 shares authorized; 2,000,000 shares issued and 0 shares outstanding as of
December 31, 2009 and 2008; aggregate liquidation
preference of $0	-	-
Convertible Preferred stock, Series B–$0.0001 par value; 12,500,000 shares authorized; 8,750,000 shares issued and 0 shares outstanding as of
December 31, 2009 and 2008; aggregate liquidation preference of $0	-	-
Convertible Preferred stock, Series C–$0.0001 par value; 14,200,000 shares authorized; 11,800,000 shares issued and 0 shares outstanding as of
December 31, 2009 and 2008; aggregate liquidation preference of $0	-	-
Convertible Preferred stock, Series D–$0.0001 par value; 24,000,000 shares authorized, 23,720,916 shares issued and 23,720,916 shares outstanding as of December 31, 2009; and 0 shares authorized, issued and outstanding as of December 31, 2008; aggregate liquidation preference of $10,199,994 prior to conversion, and pari passu with
common stock on conversion	2,372	-
Common stock, $0.0001 par value; 300,000,000 shares authorized;
12,988,073 and 12,756,656 shares issued and 12,786,496 and
12,730,218 shares outstanding as of December 31, 2009 and
2008, respectively	1,299	1,278
Additional paid-in capital	133,054,192	127,193,195
Treasury stock	(225,613)	(125,613)
Accumulated deficit	(124,815,422)	(119,353,659)

Total stockholders’ equity	8,016,828	7,715,201

Total liabilities and stockholders’ equity	$16,123,741	$18,865,590

MERRIMAN CURHAN FORD GROUP, INC.
RECONCILIATION OF NON-GAAP TO GAAP MEASURES – THREE MONTHS
(unaudited)

	Three Months Ended December 31,
	2009				2008
	As Reported	Less ICD	Less Other	Pro-Forma	As Reported	Less ICD	Less Other	Pro-Forma

Revenue:
Commissions	$11,287,720	$7,714,682	$-	$3,573,038	$9,325,010	$4,132,373	$-	$5,192,637
Principal transactions	109,318	(685)	(815,183)	925,186	(3,759,668)	-	(1,669,516)	(2,090,152)
Investment banking	1,824,596	-	-	1,824,596	2,008,788	-	-	2,008,788
Advisory and other fees	250,116	-	-	250,116	90,267	-	-	90,267

Total revenue	13,471,750	7,713,997	(815,183)	6,572,936	7,664,397	4,132,373	(1,669,516)	5,201,540

Operating expenses:
Compensation and
benefits	12,045,620	6,979,109	-	5,066,511	5,465,311	2,535,574	-	2,929,737
Brokerage and
clearing fees	202,905	16,923	-	185,982	999,305	39,355	-	959,950
Professional services	718,928	210,286	-	508,642	1,980,129	35,420	1,172,607	772,102
Occupancy and
equipment	531,386	12,672	-	518,714	702,839	21,702	-	681,137
Communications
and technology	921,192	195,869	-	725,323	1,206,302	213,324	-	992,978
Depreciation and
amortization	104,816	-	-	104,816	168,717	-	-	168,717
Travel and
entertainment	448,267	147,744	-	300,523	393,113	174,152	-	218,961
Legal and litigation
settlement expense	1,140,860	-	717,089	423,771	-	-	-	-
Other expenses	694,661	115,337	-	579,324	1,114,028	29,706	-	1,084,322

Total operating
expenses	16,808,635	7,677,940	717,089	8,413,606	12,029,744	3,049,233	1,172,607	7,807,904

Operating income/(loss)	$(3,336,885)	$36,057	$(1,532,272)	$(1,840,670)	$(4,365,347)	$1,083,140	$(2,842,123)	$(2,606,364)

Note – The column headed “Less Other” includes unrealized gains/losses in “Principal transactions” revenues, and litigation settlement and approximate legal expenses paid as related to the Del Biaggio/Cacchione matters.

MERRIMAN CURHAN FORD GROUP, INC.
RECONCILIATION OF NON-GAAP TO GAAP MEASURES – TWELVE MONTHS
(unaudited)

	Year Ended December 31,
	2009				2008
	As Reported	Less ICD	Less Other	Pro-Forma	As Reported	Less ICD	Less Other	Pro-Forma

Revenue:
Commissions	$40,180,288	$27,789,003	$-	$12,391,285	$33,678,706	$11,293,429	$-	$22,385,277
Principal transactions	(21,702)	(2,973)	(1,295,475)	1,276,746	(9,040,218)	-	(9,774,573)	734,355
Investment banking	7,236,059	-	-	7,236,059	11,432,454	-	-	11,432,454
Advisory and other fees	1,868,397	-	-	1,868,397	496,894	-	-	496,894

Total revenue	49,263,042	27,786,030	(1,295,475)	22,772,487	36,567,836	11,293,429	(9,774,573)	35,048,980

Operating expenses:
Compensation and
benefits	41,733,106	25,499,105	-	16,234,001	36,670,457	7,489,738	-	29,180,719
Brokerage and
clearing fees	994,312	62,652	-	931,660	3,042,133	101,898	-	2,940,235
Professional services	2,514,224	307,283	-	2,206,941	9,161,729	108,900	4,191,590	4,861,239
Occupancy and
equipment	2,148,733	54,278	-	2,094,455	2,303,944	28,742	-	2,275,202
Communications
and technology	3,364,171	573,709	-	2,790,462	3,762,954	456,501	-	3,306,453
Depreciation and
amortization	477,729	-	-	477,729	705,883	-	-	705,883
Travel and
entertainment	1,507,107	674,471	-	832,636	2,921,196	620,016	-	2,301,180
Legal and litigation
settlement expense	7,776,918	-	7,707,548	69,370	-	-	-	-
Other expenses	2,326,095	404,678	-	1,921,417	4,411,128	147,583	-	4,263,545

Total operating
expenses	62,842,395	27,576,176	7,707,548	27,558,671	62,979,424	8,953,378	4,191,590	49,834,456

Operating income/(loss)	$(13,579,353)	$209,854	$(9,003,023)	$(4,786,184)	$(26,411,588)	$2,340,051	$(13,966,163)	$(14,785,476)

Note – The column headed “Less Other” includes effects of ICD, unrealized gains/losses in “Principal transactions” revenues, and litigation settlement and approximate legal expenses paid as related to the Del Biaggio/Cacchione matters.